Name of Offeree:_______________                    Memorandum No.______________




                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

                          BLC FINANCIAL SERVICES, INC.

                   9% Convertible Subordinated Notes Due 2003



                    This Private Placement Memorandum (the "Memorandum") relates to the sale by BLC Financial Services, Inc., a Delaware corporation (the "Company"), of up to $5,000,000 principal amount of 9% Convertible Subordinated Notes Due February 1, 2003 (the "Notes"), in the form attached hereto as Exhibit A (the "Offering"). Holders of the Notes (the "Holder(s)" will have certain rights and obligations pursuant to a Holders' Agreement among such Holders and the Company. See "Description of Capital Stock - The Holders' Agreement."

                    Interest on the Notes will accrue from the date of issuance of such Notes (the "Issue Date") and will be payable quarterly beginning on April 15, 1999.

                    The Notes will be convertible at the option of the Holder, unless previously converted, redeemed or repurchased, in whole or in part, at any time and from time to time, on 30 days' prior written notice by the Holder to the Company, into shares of Common Stock, $.01 par value, of the Company (the "Common Stock") following the last issuance of the Notes until the close of business on the Business Day immediately preceding the maturity date, at a conversion price per share (the "Conversion Price") equal to the greater of (i) $3.50 or (ii) 130% of the average of the Market Price per share for the five Business Days immediately preceding the date the subscription for such Notes is accepted by the Company (the "Conversion Ratio"), subject to adjustment in certain events. The Conversion Price with respect to any Notes will be determined by the Company as of the Business Day immediately preceding the date the subscription for such Notes is accepted by the Company. Notes with different Conversion Prices will be issued in different series. Accrued and unpaid interest on the Notes converted to the date of conversion will be paid at conversion. See "Description of the Notes - Optional Conversion." The last reported sale price, on January 29, 1999, of the Common Stock, which is listed on the American Stock Exchange under the symbol BCL, was $2.50 per share.

                    The Notes will be redeemable at the option of the Company, unless previously converted, redeemed or repurchased, in whole or in part, at any time and from time to time, on 60 days' prior written notice by the Company to the Holders, if for five or more days in any 20-Trading Days period (whether or not consecutive) the Market Price per share of Common Stock is greater than the Conversion Price, at a redemption price equal to 105% of the principal amount of the Notes to be redeemed plus all accrued and unpaid interest thereon to the date of redemption, provided that such notice of redemption shall be delivered no later than 10 days after the expiration of such 20-day Trading


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

Period. In addition, the Notes will be redeemable at the option of the Company, unless previously converted, redeemed or repurchased, in whole or in part, at any time and from time to time, on 60 days' prior written notice, from the proceeds of one or more Public Equity Offerings, at a redemption price equal to 105% of the principal amount of the Notes being redeemed plus all accrued and unpaid interest thereon to the date of redemption. Upon delivery of any notice of redemption by the Company, a Holder may elect to convert the Notes to be redeemed at the Conversion Ratio. If less than all of the Notes are to be redeemed, the Notes will be chosen for redemption by the Company on a pro rata basis or by lot or by a method that complies with applicable legal requirements. See "Description of the Notes - Optional Redemption."

                  The Notes are unsecured and are not entitled to the benefit of any sinking fund. The Notes will be subordinate to all Senior Indebtedness (as defined) of the Company and will rank pari passu with all unsubordinated trade and other indebtedness of the Company. On December 31, 1998, approximately
$22,229,526.06 of Senior Indebtedness, secured by substantially all of the assets of the Company, and $8,328,000.00 (giving effect to the sale of the Notes offered hereby) of unsecured pari passu indebtedness, was outstanding. See "Risk Factors - Subordination" and "Description of the Notes."

                  The Notes offered hereby are being sold by the Company to investors who meet the suitability standards set forth in this Memorandum. See "Suitability Standards." There is no public market for the Notes and no public market is expected to develop following the Offering. The Company does not intend to apply for listing of the Notes on any securities exchange or for inclusion of the Notes on any automated quotation system.

                    INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IS SUITABLE ONLY FOR PERSONS WHO ARE FINANCIALLY ABLE TO HOLD THE SECURITIES FOR AN INDEFINITE PERIOD OF TIME AND TO BEAR THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS."

                  THE NOTES AND THE COMMON STOCK ISSUABLE UPON THEIR CONVERSION OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS, NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM OR ENDORSED THE MERITS OF THE OFFERING MADE HEREBY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THE SECURITIES ARE OFFERED PURSUANT TO EXEMPTIONS PROVIDED BY SECTION 4(2) OF THE SECURITIES ACT, REGULATION D THEREUNDER, CERTAIN STATE SECURITIES LAWS AND CERTAIN RULES AND REGULATIONS PROMULGATED PURSUANT THERETO. THE SECURITIES MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.




                          BLC FINANCIAL SERVICES, INC.
                               645 Madison Avenue
                            New York, New York 10022
                                 (212) 751-5626


                                February 1, 1999


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


                    THIS MEMORANDUM IS CONFIDENTIAL AND PROPRIETARY AND IS SUBMITTED TO A LIMITED NUMBER OF "ACCREDITED INVESTORS" (AS DEFINED IN REGULATIONS PROMULGATED UNDER THE SECURITIES ACT) SOLELY FOR USE IN CONNECTION WITH THE CONSIDERATION OF THE PURCHASE OF THE SECURITIES OFFERED HEREBY IN A PRIVATE OFFERING WITH THE EXPRESS UNDERSTANDING THAT, WITHOUT THE PRIOR WRITTEN PERMISSION OF THE COMPANY, SUCH PERSONS WILL NOT RELEASE THIS DOCUMENT OR DISCUSS THE INFORMATION CONTAINED HEREIN OR MAKE REPRODUCTIONS OF OR USE THIS MEMORANDUM FOR ANY PURPOSE OTHER THAN EVALUATING A POTENTIAL INVESTMENT IN THE SECURITIES. EACH PURCHASER OF THE SECURITIES OFFERED HEREBY MUST ACQUIRE THE SECURITIES FOR ITS OWN ACCOUNT.

                  IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THIS MEMORANDUM DOES NOT PURPORT TO BE ALL-INCLUSIVE OR TO CONTAIN ALL OF THE INFORMATION THAT A PROSPECTIVE INVESTOR MAY DESIRE IN EVALUATING THE COMPANY. ALL OF THE INFORMATION PROVIDED HEREIN CONCERNING THE COMPANY HAS BEEN FURNISHED BY THE COMPANY. THIS INFORMATION SHOULD NOT BE RELIED UPON AS ANY REPRESENTATION WITH RESPECT TO FUTURE RESULTS TO BE OBTAINED BY THE COMPANY OR THE VALUE OF THE SECURITIES OF THE COMPANY. PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THIS MEMORANDUM OR ITS CONTENTS AS LEGAL, BUSINESS OR TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN ADVISORS REGARDING LEGAL, BUSINESS AND TAX MATTERS RELATED TO THIS OFFERING.

                  THE OBLIGATIONS OF THE PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN ARE SET FORTH IN AND WILL BE GOVERNED BY CERTAIN DOCUMENTS DESCRIBED HEREIN. ALL OF THE STATEMENTS AND INFORMATION CONTAINED HEREIN ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO SUCH DOCUMENTS. NEITHER THE DELIVERY OF THIS MEMORANDUM, NOR ANY SALE MADE PURSUANT HERETO, SHALL IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE SET FORTH ON THE COVER.

                  THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER OF SECURITIES TO ANY PERSON UNLESS THE NAME OF SUCH PERSON AND AN IDENTIFICATION NUMBER APPEAR ON THE FRONT COVER HEREOF. DELIVERY OF THIS MEMORANDUM TO ANYONE OTHER THAN THE PERSON WHOSE NAME APPEARS ON THE FRONT COVER IS UNAUTHORIZED AND ANY REPRODUCTION OR CIRCULATION OF THIS MEMORANDUM, IN WHOLE OR IN PART, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY, IS PROHIBITED.


                  NO OFFERING LITERATURE OR ADVERTISING IN ANY FORM WHATSOEVER SHALL BE EMPLOYED IN THE OFFERING EXCEPT FOR THIS MEMORANDUM. NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ON BEHALF OF THE COMPANY RELATING TO THIS OFFERING OTHER THAN AS SET FORTH IN THIS MEMORANDUM.

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

                  THIS  OFFERING  IS  MADE  SUBJECT  TO  PRIOR  SALES,   AND  TO
WITHDRAWAL, CANCELLATION OR MODIFICATION BY THE COMPANY WITHOUT NOTICE. THE COMPANY MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART.

                  NEITHER THE DELIVERY OF THIS MEMORANDUM NOR ANY OFFERS OR SALES MADE HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

                  THE METHOD OF DELIVERY OF THE DOCUMENTS TO BE DELIVERED TO THE COMPANY, AND THE PAYMENT OF THE PURCHASE PRICE TO THE COMPANY WILL BE AT THE ELECTION AND RISK OF THE OFFEREE. IF SENT BY MAIL, IT IS RECOMMENDED THAT SUCH DOCUMENTS AND SUCH PAYMENTS BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE COMPANY AND CLEARANCE OF PAYMENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE DATE DESIGNATED FOR PAYMENT.


                       NOTICE TO NEW HAMPSHIRE RESIDENTS

                  NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                              AVAILABLE INFORMATION

                  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act may be inspected, without charge, at the Public Reference Section of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601-2511. Copies of all or any portion of the material may be obtained from the Public Reference Section of the Commission upon payment of the prescribed fees.

                  The Company will furnish the Holders with annual reports containing, among other information, audited financial statements certified by an independent public accounting firm and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year. The Company will also furnish such Holders with such other reports as it may determine or as may be required by law. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding reporting companies under the Exchange Act, including the Company, at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, copies of which have been furnished herewith and have been filed with the Commission (File No. 1-8185), are hereby incorporated by reference in this Memorandum.

                  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Memorandum and prior to the termination of the Offer contemplated hereby shall be deemed to be incorporated by reference in this Memorandum and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Memorandum to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Memorandum.

                  The Company will provide without charge to each person to whom a copy of this Memorandum has been delivered, including any beneficial owner, on the written or oral request of such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Memorandum by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein. Requests for such copies should be directed to the Corporate Secretary of BLC Financial Services, Inc. at its principal executive offices, which are located at 645 Madison Avenue, New York, New York 10022 (telephone number (212) 751-5626).

                                                  TABLE OF CONTENTS

                                                                         Page

SUMMARY...............................................................     7

RISK FACTORS..........................................................     13

USE OF PROCEEDS.......................................................     17

DIVIDEND POLICY.......................................................     17

CAPITALIZATION........................................................     18

SELECTED FINANCIAL INFORMATION........................................     20

THE COMPANY...........................................................     21

CERTAIN TRANSACTIONS..................................................     21

DESCRIPTION OF THE NOTES..............................................     21

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.............................     29

DESCRIPTION OF THE COMPANY'S CAPITAL STOCK............................     34

TERMS OF THE OFFERING.................................................     37

INVESTOR SUITABILITY REQUIREMENTS.....................................     38

                                     SUMMARY

                  The following summary information is qualified in its entirety by, and should be read in conjunction with, the more detailed information and consolidated financial statements (including the notes thereto) appearing elsewhere in this Memorandum or incorporated herein by reference.

                  This Private  Placement  Memorandum  (this  "Memorandum")  and documents incorporated herein by reference contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When included in this Memorandum or in documents incorporated herein by reference, the words "expects," "intends," "anticipates," "estimates" and analogous expressions are intended to identify such forward-looking statements. Such statements, which include statements contained in "Risk Factors," inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, competition, regulatory initiatives and compliance with governmental regulations and various other matters, many of which are beyond the Company's control. These forward-looking statements speak only as of the date of the document containing such statements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein or in any document incorporated herein by reference to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

                                   The Company

                  BLC Financial Services, Inc., a Delaware corporation (the "Company"), is engaged, through its wholly owned subsidiary Business Loan Center, Inc., a Delaware corporation ("Business Loan Center"), primarily in the business of originating and servicing loans to small businesses under the Guaranteed Loan Program (the "Guaranteed Loan Program" or the "SBA 7(a) Program") sponsored by the United States Small Business Administration (the "SBA").

                  The Company conducts its operations primarily through Business Loan Center and the following wholly owned subsidiaries: BLC Financial Network, a Virginia corporation; BLC Financial Network of Florida, Inc., a Florida
corporation;   and  BLC  Financial  Network  of  Mid-America,   Inc.,  a  Kansas
corporation.

                                  The Offering

Securities Offered:      The  Company  is  offering  up to  $5,000,000
                         principal amount of 9% Convertible  Subordinated  Notes
                         Due February 1, 2003 (the "Notes") in the form attached as Exhibit A (the "Offering"). Issuer: BLC Financial
                         Services, Inc.

Maturity                 Date: February 1, 2003 (the "Maturity Date").

Terms of the Offering:

                         The Company will sell the Notes on its own behalf to Holders (the "Holders") who will have certain rights and obligations pursuant to a Holder's Agreement (defined below). All persons desiring to subscribe for the Notes must (i) meet the standards set forth under the caption "Suitability Standards" in this Memorandum,
                         (ii) complete and execute the Subscription Agreement and the Holders' Agreement attached hereto as Exhibit B and Exhibit C, respectively (iii) deliver such documents to the Company and (iv) deliver to the Company, a check payable to the order of the Company, in an amount equal to the principal amount of the Notes purchased by such person. The Company will not use the proceeds of any sale of Notes until delivery of such Notes by the Company. The Company will deliver Notes within three days not including saturdays, sundays or any day on which banks located in the state of New York are authorized or obligated to close ("Business Days") of the deliveries described above, provided that the Company, in its sole discretion, has accepted the subscription for such Notes, and the date of such delivery will be the "Issue Date" with respect to such Notes. The Offering will terminate on March 31, 1999, unless extended by the Company. There is no minimum subscription required in connection with the Offering, and the Company will evaluate, and at its sole election, accept, subscriptions for Notes as they are received in accordance with this Memorandum. See "Terms of the Offering.

Interest on the Notes:   Interest  on the Notes will  accrue from
                         the date of issuance of such notes (the "Issue Date") at a rate of 9% per annum and will be payable quarterly beginning on April 15, 1999.

Optional  Conversion:    The Notes will be convertible at the option
                         of the Holder, unless previously converted, redeemed or
                         repurchased,  in whole or in part, at any time and from
                         time to time, on 30 days' prior  written  notice by the
                         Holder to the Company,  following  the last issuance of
                         the Notes until the close of  business on the  Business
                         Day  immediately  preceding  the  Maturity  Date,  at a
                         conversion  price per  share  (the  Conversion  Price")
                         equal to the  greater  of (i) $3.50 or (ii) 130% of the
                         average  of the  Market  Price  per  share for the five
                         Business  Days  immediately   preceding  the  date  the
                         subscription  for such Notes is accepted by the Company
                         (the "Conversion Ratio"). Accrued and unpaid interest on the Notes converted to the date of conversion will be paid at conversion. The Conversion Price with respect to any Notes will be determined by the Company as of the Business Day immediately preceding the date the subscription for such Notes is accepted by the Company. Notes with different Conversion Prices will be issued in different series. See "Description of the Notes - Optional Conversion."

                         The last reported sale price, on January 29, 1999, of the Common Stock, which is traded on the American Stock Exchange (the "American Stock Exchange") under the symbol BCL, was $2.50 per share. The Conversion Ratio will be subject to adjustment upon the occurrence of certain events affecting the Common Stock.

Optional Redemption:     The Notes will be redeemable at the option
                         of the Company,  unless previously converted,  redeemed
                         or  repurchased,  in whole or in part,  at any time and
                         from time to time, or 60 days' prior  writtennotice  by
                         the Company to the Holders, if for five or more days in
                         any  20-Trading  Day (as  hereinafter  defined)  period
                         (whether  or not  consecutive)  the  Market  Price  (as
                         hereinafter  defined)  per  share  of  Common  Stock is
                         greater than the  Conversion  Price  applicable to such
                         Notes,  at a  redemption  price  equal  to  105% of the
                         principal  amount of the Notes to be redeemed  plus all
                         accrued  and  unpaid  interest  thereon  to the date of
                         redemption,  provided  that such  notice of  redemption
                         shall be  delivered  no later  than 10 days  after  the
                         expiration of such 20-day Trading Period.  In addition,
                         the  Notes  will be  redeemable  at the  option  of the
                         Company,  unless  previously  converted,   redeemed  or
                         repurchased, in whole or in part, at any time and from time to time, on 60 days' prior written notice by the Company to the Holders, from the proceeds of one or more Public Equity Offerings (as hereinafter defined), at a redemption price equal to 105% of the principal amount of the Notes being redeemed plus all accrued and unpaid interest thereon to the date of redemption.

                         Upon delivery of any notice of redemption by the Company, a Holder may elect to convert the Notes to be redeemed at the Conversion Ratio.

                         If less than all of the Notes are to be redeemed, the Notes will be chosen for redemption by the Company on a pro rata basis or by lot or by a method that complies with applicable legal requirements. See "Description of the Notes - Optional Redemption."

Ranking of the Notes:    The Notes will be unsecured  and are not
                         entitled to the benefit of any sinking fund.  The Notes
                         will be  subordinate  to all  Senior  Indebtedness  (as
                         hereinafter  defined) of the Company and will rank pari
                         passu   with  all   unsubordinated   trade   and  other
                         indebtedness.   On  December  31,  1998,  approximately
                         $22,229,526.06  of  Senior  Indebtedness,   secured  by
                         substantially  all of the  assets of the  Company,  and
                         $8,328,000.00  (giving  effect to the sale of the Notes
                         hereby)  of  unsecured  pari  passu   indebtedness  was
                         outstanding. See "Description of the Notes - Ranking."

Restrictive Covenants:   The Notes will contain covenants that limit,
                         subject  to  certain  exceptions,  the  ability  of the
                         Company to (i) conduct  affiliate  transactions or (ii)
                         cancel  any  claim  or  debt,   except   for   adequate
                         consideration   or  in  the  ordinary   course  of  its
                         business. See "Description of the Notes - Covenants."

Description of Common
Stock:                   The Company's total authorized capital
                         stock consists of 37,000,000 shares of Common Stock, of which 19,918,449 shares were issued and outstanding at September 30, 1998, and 2,000,000 shares of preferred stock, $.10 par value, of which none have been issued.

Holders'Agreement:       Each   purchaser   of  Notes   (each,   an
                         "Investor") will be required to enter into a holders' agreement (the "Holders' Agreement") among the Company and such purchasers. The Holders' Agreement will (i) give the Company a right of first refusal with respect to any sales of the Notes by Investors and (ii) provide certain "piggyback" registration rights to the Holders of the shares of Common Stock issuable upon the conversion of the Notes. See "Description of the Company's Capital Stock - Holders' Agreement."

Restrictions on
Transferability:         Neither the Notes nor the shares of
                         Common Stock issuable upon their  conversion  have been
                         or  (except  as  otherwise  provided  in  the  Holders'
                         Agreement) will be registered  under the Securities Act
                         of  1933,  as  amended  (the  "Securities  Act") or the
                         securities laws of any state. Neither the Notes nor the
                         shares of Common Stock  issuable upon their  conversion
                         may be sold,  offered for sale,  transferred,  pledged,
                         hypothecated   or  otherwise   disposed  of  except  in
                         compliance with the Securities Act and other applicable securities laws. Accordingly, each Investor must be prepared to bear the economic risk of his or her investment for an indefinite period of time.

                         Investors may be permitted to transfer Notes and the shares of Common Stock issuable upon conversion of the Notes in compliance with the resale provisions of Rule 144 under the Securities Act. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned restricted shares for at least one year is entitled to sell, within any three-month period commencing 90 days after the date of this Memorandum, a number of shares that does not exceed the greater of
                         (i) 1% of the then outstanding shares of Common Stock or (ii) the average weekly trading volume in the Stock during the four calendar weeks preceding such sale, subject to the filing of a Form 144 with respect to such sale and certain other limitations and restrictions. In addition, a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell such shares under Rule 144(k) without regard to the requirements described above. The amount of time which an Investor has held a Note may be used to satisfy any "holding period" requirements of Rule 144 upon a transfer of the shares of Comon stock underlying such Note. See "Description of the Notes -- Restrictions on Transferability."

Use of Proceeds:         The gross  proceeds to be received by the
                         Company from the Offering are  anticipated to aggregate
                         approximately   $5,000,000,    assuming   the   maximum
                         principal amount of Notes are sold by the Company.  See
                         "Terms of the  Offering."  The  Company  intends to use
                         such  proceeds  (less the expenses of the  Offering) to
                         repay  certain  unsecured  indebtedness,   for  working
                         capital, capital expenditures and general corporate purposes.

Risk Factors:            Investment in the  securities  offered hereby
                         involves a high degree of risk and is suitable only for persons who are financially able to hold the securities for an indefinite period of time and to bear the loss of their entire investment. For a discussion of certain risk factors affecting the Company and any investment therein, see "Risk Factors."



                                  RISK FACTORS

INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK, INCLUDING, BUT NOT NECESSARILY LIMITED TO, THE RISK FACTORS DESCRIBED BELOW. AN INVESTMENT IN THE SECURITIES IS NOT SUITABLE FOR PERSONS WHO CANNOT AFFORD A TOTAL LOSS OF THEIR INVESTMENT. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF THE COMPANY AND THIS OFFERING, IN ADDITION TO THE OTHER INFORMATION IN THIS MEMORANDUM, BEFORE MAKING AN INVESTMENT DECISION.

Future Capital Needs; Uncertainty of Additional Financing

                  The Company is dependent on, and intends to use a significant portion of, the proceeds of this Offering to continue to expand. The Company's ability to execute its growth strategy to expand depends to a significant degree on its ability to obtain additional long-term debt and equity capital. There can be no assurance that additional financing will be available to the Company on acceptable terms, or at all. The Company's ability to repay indebtedness, including the Notes, at maturity may depend on refinancing, which could be adversely affected if it does not have access to the capital markets for the sale of additional long-term debt or equity securities through private placements or public offerings on terms acceptable to it. Factors which could affect the Company's access to the capital markets, or the cost of such capital, include changes in interest rates, general economic conditions, and the perception in the capital markets of its business, results of operations, leverage, financial condition and business prospects. Moreover, any additional equity financing may be dilutive to the Company's shareholders, and the terms of any additional debt financing could require it to comply with certain financial or other restrictive covenants that may limit its activities. See "Use of Proceeds."

Holding Company Structure; Subordination

                  The Notes will be general unsecured obligations of the Company. The Notes will not be guaranteed by the Company's subsidiaries and will not be secured by any assets of such subsidiaries. Because the Company conducts its operations through its operating subsidiaries, the Company's ability to service its debt obligations, including its ability to pay the principal and interest on the Notes, and its ability to pay dividends on the Common Stock (including shares of Common Stock issuable upon conversion of Notes), is strictly dependent upon the earnings and cash flows of its subsidiaries and the ability of these subsidiaries to make funds available to the Company for such purpose (whether in the form of intercompany loans, dividends or otherwise). See "- Debt Restrictions."

                    As a consequence of the Company's holding company structure, the Notes will effectively rank junior in right of payment to the prior payment in full of all obligations and liabilities of the Company's subsidiaries. Therefore, the claims of creditors of the Company's subsidiaries will, in respect of the assets of such subsidiaries, have priority over claims of the Company's creditors (including the Holders), even though the obligations to creditors of the Company's subsidiaries do not constitute Senior Indebtedness. The Notes will not restrict or limit the ability of the Company's subsidiaries to incur, assume or guarantee any indebtedness. Moreover, the Notes will not restrict or limit the ability of the Company or any of its subsidiaries from creating liens and security interests or otherwise encumbering its properties and assets, or from making payments and distributions on account of its equity securities.

                    The Notes will be subordinated in right of payment to all existing and future Senior Indebtedness of the Company and will rank pari passu with all existing and future unsubordinated trade and other indebtedness of the Company. On December 31, 1998, approximately $22,229,526.06 of Senior Indebtedness, secured by substantially all of the assets of the Company, and $8,328,000.00 (giving effect to the sale of the Notes offered hereby) of unsecured pari passu indebtedness of the Company was outstanding. The Notes will not prohibit the Company or any of its subsidiaries from incurring additional indebtedness. Moreover, the Notes will provide that in the event of the insolvency, bankruptcy, liquidation, reorganization or other winding up of the Company, the Senior Indebtedness of the Company must be paid in full before holders of the Notes may be paid. See "Description of the Notes Ranking."

Debt Restrictions

                  The Company, as a holding company which conducts operations through its operating subsidiaries, is strictly dependent on the earnings and cash flow to these subsidiaries to service the Company's debt obligations (including the Notes) and expenses and to pay dividends, if any, on its Common Stock. The terms of the Company's revolving credit facilities with Transamerica Business Credit Corporation prohibit the Company's subsidiaries from making funds available to the Company for the payment of dividends on the shares of Common Stock issuable upon conversion of the Notes and prohibits the Company from paying dividends on such shares of Common Stock.

                  The  Company and its  subsidiaries  are  currently  subject to
financial  and  operating   covenants  under  the  Company's   revolving  credit
facilities with Transamerica Business Credit Corporation.

Managing Growth

                  The Company is currently undergoing a period of growth and expansion, which is expected to place a significant strain on its personnel and resources. The Company's growth has resulted in an increase in the level of responsibility for both existing and new management personnel. The Company has sought to manage its current and anticipated growth through the recruitment of additional management personnel and the implementation of internal systems and controls. However, failure to manage growth effectively could have a material adverse effect on the Company's business, financial condition and results of operations.

Dependence on Key Personnel; Need for Additional Personnel

                  The Company depends to a significant extent on the efforts and abilities of its key executive officers, including the Company's Chief Executive Officer, Robert F. Tannenhauser. The Company's growth and future success will depend in large part on its ability to attract, motivate and retain highly qualified personnel. There can be no assurance that the Company will be able to retain its current management and other employees, or recruit new qualified personnel, to support its existing and planned operations. The loss of key or the inability to hire or retain additional qualified personnel, could have a material adverse effect on its business, financial condition and results of operations.

Competition

                  The commercial lending business is highly competitive and the Company competes with many banks and other non-bank lending institutions, most of which are substantially larger, and have greater financial resources and name recognition. There are currently 14 licensed non-bank lenders, including The Money Store Investment Corp., AT&T Small Business Lending Corporation and GE Capital Small Business Lending Finance Company, which compete within the Guaranteed Loan Program lending market. Additionally, certain banks and non-bank lending institutions which participate in the Guaranteed Loan Program have been designated as "Preferred" or "Certified Lenders" under the Guaranteed Loan

Program which may give them a competitive advantage. There can be no assurance that the Company will be able to compete successfully in the future or that competition will not have a material adverse effect on the Company's business, financial condition and results of operations.

Government Regulation

                  The level of SBA funding for the Guaranteed Loan Program is subject to the federal budgeting process for each fiscal year ending September 30 (each a "Federal Fiscal Year"). Accordingly, the availability of funds for SBA guarantees could increase or decrease each year. The federal budget for Federal Fiscal Year 1998 appropriated funds to permit approximately $9.2 billion under the Guaranteed Loan Program in which Business Loan Center participates as compared to $9.5 billion, $7.7 billion and $7.8 billion of actual usage of funds for the Federal Fiscal Years ended 1997, 1996 and 1995, respectively. There can be no assurance that the federal budget will continue to appropriate such amounts in future Fiscal Years or that such failure will not have a material adverse effect on the Company's business, financial condition and results of operations.

                  The qualification of a Small Business Lending Company, such as Business Loan Center, to participate in the Guaranteed Loan Program is subject to termination by the SBA based on objective criteria, at its election, on ten days' notice. Such termination by the SBA would have a material adverse impact on the Company's business, financial condition and results of operations.

                  SBA approval of loans is dependent in part, upon the SBA's determination that Business Loan Center's facilities and personnel can adequately support the servicing of the loan. Accordingly, based upon the experience of its personnel and the present staffing of Business Loan Center in its regional offices, Business Loan Center reasonably believes that it can satisfy this criteria in the areas in which it is currently operating. However, the failure to satisfy the SBA criteria could have a material adverse impact on the Company's business, financial condition and results of operations.

                  As a Small Business Lending Company, Business Loan Center's operations are subject to extensive local, state and federal regulations including, but not limited to, the following federal statutes and regulations promulgated thereunder: the Small Business Act, the Small Business Investment Act of 1958, as amended, Title 1 of the Consumer Credit Protection Act of 1968, as amended (including certain provisions thereof commonly known as the Truth-in-Lending Act), the Equal Credit Opportunity Act of 1974, as amended, the Fair Credit Reporting Act of 1970, as amended, Title IV of the Higher Education Act of 1965, as amended, the Fair Debt Collection Practices Act, as amended, and the Real Estate Settlement Procedures Act. In addition, Business Loan Center is subject to state laws and regulations with respect to the amount of interest and other charges which lenders can collect on loans (e.g., usury laws). At present, Business Loan Center believes it is in material compliance with all such rules and regulations. However, a failure to comply with all such rules and regulations could have a material adverse impact on the Company's business, financial condition and results of operations.

Control by Shareholder, Affiliates and Existing Management

                  Robert F.  Tannenhauser,  the  President  and Chief  Executive

Officer of the Company, and certain other affiliates of the Company, may participate in the Offering. Prior to completion of this Offering, Mr. Tannenhauser owns 26.67% of the outstanding shares of Common Stock on a fully-diluted basis, without giving effect to conversion of the Notes. In addition, officers and directors of the Company own 33.26% of the shares of Common Stock on a fully diluted basis, without giving effect to conversion of the Notes.

                  Mr. Tannenhauser, together with such affiliates, officers and directors, acting in concert, would be able to significantly influence the disposition of any matter submitted to a vote of the Board of Directors. There can be no assurance that the interests of Mr. Tannenhauser or such officers and directors will be the same as the interests of the Investors as debtholders or shareholders.

No Public Market for Notes; Illiquidity of Investment

                  There is no public market for the Notes and none is expected to develop in the foreseeable future. In addition, the potential issuance of the Notes in different series (reflecting different Conversion Prices) could further limit the size of the market for Notes in a particular series. Neither the Notes nor the shares of Common Stock issuable upon conversion of the Notes have been or will be (except pursuant to the Holders Agreement) registered under the Securities Act or applicable state securities laws. Consequently, the Notes and the Common Stock may not be resold unless they are registered under the Securities Act and applicable state securities laws, or unless exemptions from such registration requirements are available. As a result, an investor may be unable to liquidate an investment in the Notes and should be prepared to bear the economic risk of holding the Notes and Common Stock for an indefinite period of time. In addition, a purchaser of the Notes should be able to withstand a total loss of such purchaser's investment.

Absence of Dividends

                    The Company has never declared or paid any cash dividends on its shares of capital stock and does not anticipate paying any such dividends in the foreseeable future. See "Dividend Policy" and "Description of the Company's Securities."


                                 USE OF PROCEEDS

                  The gross proceeds to the Company from the Offering are estimated to aggregate approximately $5,000,000, assuming the maximum principal amount of Notes are sold by the Company. The Company intends to use such proceeds (less the expenses of the Offering) for working capital, capital expenditures and general corporate purposes.


                                 DIVIDEND POLICY

                  The payment of dividends on the Common Stock is within the discretion of the Company's Board of Directors. The Board of Directors has not previously declared or paid any cash dividends. The Board of Directors currently intends to retain any future earnings to fund growth and, therefore, does not anticipate paying cash dividends on the Common Stock in the foreseeable future.

Any future decisions with respect to dividends will depend on future earnings, operations, capital requirements and resources, restrictions in financing arrangements, and other business and financial considerations.

                                 CAPITALIZATION

                  The following table sets forth as of June 30, 1998 (i) the actual capitalization of the Company and (ii) the as adjusted capitalization giving effect to the issuance of $5,000,000 principal amount of the Notes offered hereby.


                                                         At June 30, 1998
                                                  -----------------------------
                                                  Actual          As Adjusted
                                                ----------      ---------------
All Debt excluding Subordinated Debt           $  35,684,000       $ 35,684,000
Subordinated debt                                  3,328,000          8,328,000
      Shareholders' equity:
Common stock                                         197,000            197,000
Additional Paid in capital                        10,840,000         10,840,000
Retained Earnings                                  2,762,000          2,762,000
Unrealized gain on residual interests                470,000            470,000
                                                 ------------       -----------
 (net of income taxes of $341,000
  at June 30, 1998)
           Total Shareholder's equity             14,269,000         14,269,000
                                                ------------       -------------

                                                $ 53,281,000       $ 58,281,000
                                                ============       =============


                  BLC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

                      Consolidated Condensed Balance Sheet

                  The following sets forth as of June 30, 1998 (i) the actual consolidated condensed balance sheet of the Company and (ii) as adjusted to give effect to the issuance of $5,000,000 principal amount of Notes offered hereby.

                                                                 At June 30, 1998
                                                            -------------------------
                                                            Actual               As Adjusted
                                                       ---------------        -----------------
   Loans receivable - net                              $22,040,000              $ 22,040,000
   Loans held for sale                                   7,160,000                 7,160,000
   Cash                                                  1,730,000                 6,730,000
   Restricted cash                                       1,768,000                 1,768,000
   Accounts receivable - loans sold                      8,252,000                 8,252,000
   Accounts and other receivables                        1,006,000                 1,006,000
   Prepaid expenses                                        302,000                   302,000
   Leasehold improvements, furniture and equipment,
      net of accumulated depreciation of $342,000 in
      1998; $211,000 in 1997                               742,000                   742,000
   Servicing assets                                      3,270,000                 3,270,000
   Residual interests                                    5,057,000                 5,057,000
   Deferred income taxes                                   991,000                   991,000
   Security deposits                                       131,000                   131,000
   Deferred financing costs, net of accumulated amor-
     tization of $415,000 in 1998; $47,000 in 1997         832,000                   832,000
                                                      --------------             -------------
                                                      $ 53,281,000              $ 58,281,000
                                                      ==============             =============
LIABILITIES
   Notes payable                                       $   32,541,000           $ 32,541,000
   Accrued expenses                                         1,163,000              1,163,000
   Due to participants                                        264,000                264,000
   Allowance for estimated future losses on loans
       sold                                                   466,000                466,000
   Due to affiliates
   Debentures                                               3,328,000              8,828,000
   Debt                                                        46,000                 46,000
   Customer deposits                                        1,204,000              1,204,000
                                                         --------------           -------------
           Total liabilities                               39,012,000             44,012,000
                                                         ==============           =============
Commitments and contingencies (Note 8)
SHAREHOLDERS' EQUITY Preferred stock, $.10 par value:
   Authorized - 2,000,000 shares, issued and
      outstanding - none
Common stock, $.01 par value:
   Authorized - 35,000,000 shares, issued and
      outstanding - 19,778,449 in 1998 and
      17,341,243 in 1997                                      197,000                197,000
Additional paid-in capital                                 10,840,000             10,840,000
Retained earnings                                           2,762,000              2,762,000
Unrealized gain on residual interests (net of
   income taxes of $341,000 in 1998; $10,000 in 1997)         470,000                470,000
                                                           -----------          -------------

      Total shareholders' equity                           14,269,000             14,269,000
                                                           -----------          -------------

                                                          $53,281,000            $58,281,000
                                                           ============         =============




                         SELECTED FINANCIAL INFORMATION


      The following selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 (the "Annual Report") which is incorporated herein by reference and a copy of which is furnished herewith.



                                                       Year Ended June 30,
                                                  ------------------------------
                              1998             1997                1996(1)            1995(2)        1994
                              ----             ----                ----               ----           ----

Summary of Operations:

Total revenues            $15,729,000       $7,168,000        $4,997,000       $2,536,000        $1,571,000

Income before
extraordinary item          3,226,000        1,702,000           533,000          142,000           150,000

Extraordinary item                  -          245,000            91,000                -            25,000

Net Income                  3,226,000        1,947,000           644,000          142,000           175,000

Income per share
before extraordinary item         .18              .10               .04              .01               .02

Income per share
from extraordinary item             -              .01               .01                -                 -

Net income per share              .18              .11               .05              .01               .02

As of June 30:

Total assets              $53,281,000      $20,086,000       $10,983,000      $10,535,000        $6,691,000

Total liabilities          39,012,000       12,896,000         5,657,000        7,274,000         4,277,000

Shareholders' equity       14,269,000        7,190,000         4,601,000        2,608,000         2,414,000

Shareholders' equity
per share                         .72              .41               .27              .23               .21

---------------

1. Restated. See notes to "Consolidated Financial Statements" included in the Annual Report

                                   THE COMPANY

                  BLC Financial Services, Inc., a Delaware corporation (the "Company"), is engaged, through its wholly owned subsidiary Business Loan Center, Inc., a Delaware corporation ("Business Loan Center"), primarily in the business of originating and servicing loans to small businesses under the Guaranteed Loan Program (the "Guaranteed Loan Program" or the "SBA 7(a) Program") sponsored by the United States Small Business Administration (the "SBA").

                  The Company conducts its operations primarily through Business Loan Center and the following wholly owned subsidiaries: BLC Financial Network, a Virginia corporation; BLC Financial Network of Florida, Inc., a Florida
corporation;   and  BLC  Financial  Network  of  Mid-America,   Inc.,  a  Kansas
corporation.


                              CERTAIN TRANSACTIONS

Holders' Agreement

                    Each Investor will be required to enter into the Holders' Agreement. The Holders' Agreement will (i) give the Company a right of first refusal with respect to any sales of the Notes and (ii) provide certain "piggyback" registration rights with respect to shares of the Common Stock issuable upon conversion of the Notes. See "Description of the Company's Capital Stock - Holders' Agreement."

Participation in Offering

                    Mr. Tannenhauser, the President and Chief Executive Officer of the Company, and certain affiliates of the Company, may participate in the Offering. See "Risk Factors - Control by Shareholder, Affiliates and Existing Management."

Payment of Unsecured Indebtedness

                  The Company may use some of the proceeds of the Offering to repay certain unsecured indebtedness of the Company held by affiliates of the Company.


                            DESCRIPTION OF THE NOTES

                  The following is a summary of certain terms of the Notes and does not purport to be complete. Reference should be made to all provisions of the Notes, including the definitions therein of certain terms.

Certain Definitions

                  "Market Disruption Event" means any event that results in a material suspension or limitation of trading of the shares of Common Stock on the AMEX, or if the shares of Common Stock are traded on The Nasdaq Small Market Capitalization System, on such system.

                  "Business Day" means any day, excluding Saturdays, Sundays and any day on which banks located in the state of New York are authorized or obligated to close.

                  "Indebtedness" means, with respect to any person, (i) any obligation of, or any obligation guaranteed by, such person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) all obligations of the person with respect to interest rate hedging arrangements to hedge interest rates relating to Indebtedness of such person, (iii) any deferred payment obligation of, or any such obligation guaranteed by, such person for the payment of the purchase price of property or assets evidenced by a note or similar instrument and (iv) any obligation of, or any such obligation guaranteed by, such person for the payment of rent or other amounts under a lease of property or assets which obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of such person under generally accepted accounting principles.

                  "Market Price" means, on any date of determination, the closing bid price of a share of Common Stock on such day as reported on the AMEX, or if the shares of Common Stock are listed on The Nasdaq Small Market Capitalization System, the closing price per share of Common Stock on such day as reported by such system.

                  "Maturity Date" means February 1, 2003.

                  "Public Equity Offering" means an underwritten primary public offering of the Common Stock pursuant to an effective registration statement under the Securities Act.

                  "Trading Day" means any day on which purchases and sales of securities listed on the AMEX are reported thereon, or if the shares of Common Stock are traded on The Nasdaq Small Market Capitalization System, are reported on such system, and, in either case, on which no Market Disruption Event has occurred.

                  "Senior Indebtedness" means (i) the principal of, premium, if any, and interest on, rent under and any other Indebtedness of the Company to any bank or institutional lender plus interest and expenses with respect to such Senior Indebtedness and (ii) refinancings, deferrals, refundings, replacements, extensions and renewals of or amendments, modifications or supplements to the Senior Indebtedness or other obligations referred to in the foregoing clause.

General

                  The Notes will be unsecured obligations of the Company, will mature on the Maturity Date and will be limited to an aggregate principal amount of $5,000,000. The Notes will be issued in denominations of $1,000. Subject to compliance with applicable securities laws and the Holders' Agreement, the Notes are exchangeable and transfers thereof will require the prior written consent of the Company.

                  The Notes will accrue interest at a rate of 9% per annum from the date of issuance (the "Issue Date"), and unpaid interest will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year beginning on April 15, 1999. Interest will be paid to the person in whose name the Note is registered at the close of business on the January 1, April 1, July 1 or October 1, as the case may be, immediately preceding each relevant interest payment date. Interest will be computed on the basis of a 360-day year comprising twelve 30-day months.

                  At the Maturity Date, to the extent not previously converted, repurchased or redeemed, all of the Notes will automatically be redeemed by the Company at a redemption price equal to 100% of the principal amount of the Notes plus all accrued and unpaid interest thereon to the date of redemption.

                  Principal of, premium, if any, and interest on the Notes will be payable (i) at the office or agency of the Company maintained for such purpose, (ii) at the option of either the Company or a Holder by check mailed to Holders of the Notes at its respective address set forth in the register of Holders (or at such other address designated by such Holder in writing) or (iii) at such Holder's option, by wire transfer to an account designated by such holder in writing. Until otherwise designated by the Company, the Company's office or agency maintained for such purpose will be the principal executive office of the Company, located at 645 Madison Avenue, New York, New York 10022.

Ranking

                  The Notes will be unsecured and will not be entitled to the benefit of any sinking fund. The Notes will be subordinate to all Senior Indebtedness of the Company and will rank pari passu with all unsubordinated trade and other indebtedness. On December 31, 1998, approximately $22,229,526.06 of Senior Indebtedness, secured by substantially all of the assets of the Company, and $8,328,000.00 of (giving effect to the sale of the Notes offered hereby) pari passu indebtedness was outstanding. See "Risk Factors."

Optional Conversion

                  The Notes will be convertible at the option of the Holder, unless previously converted, redeemed or repurchased, in whole or in part, at any time and from time to time, on 30 days' prior written notice, into shares of Common Stock, $.01 par value, of the Company (the "Common Stock"), following the last issuance of the Notes until the close of business on the Business Day immediately preceding the Maturity Date, unless previously converted, redeemed or repurchased, at a conversion price per share (the "Conversion Price") equal to the greater of (i) $3.50 or (ii) 130% of the average of the Market Price per share for the five Business Days immediately preceding the date the subscription for such Notes is accepted by the Company (the "Conversion Ratio"). Accrued and unpaid interest on the Notes converted to the date of conversion will be paid at conversion. The Conversion Price with respect to any Notes will be determined by the Company as of the Business Day immediately preceding the date the subscription for such Notes is accepted by the Company. Notes with different Conversion Prices will be issued in different series.

                  The foregoing Conversion Ratio is subject to adjustment as described below under "- Adjustment to Conversion Ratio upon Certain Events." Except as described below, no adjustment will be made on conversion of any Notes for interest accrued thereon.

                  In order to exercise the right of conversion attaching to the Notes, the Holder must (i) deliver to the Company a written notification of the Holder's intent to convert (the "Notice of Conversion") all or a specified portion of the Notes held by such Holder, at least 30 days prior to the conversion date specified in the Notice of Conversion (the "Conversion Date") and (ii) deliver the Note at the specified office of the Company, accompanied by a duly signed and completed Notice of Conversion on such Conversion Date. A Holder delivering a Note for conversion will not be required to pay any taxes or duties payable in respect of the issuance or delivery of Common Stock on conversion, but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of the Common Stock in a name other than that of the Holder of the Note. Certificates representing shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid.

Optional Redemption

                  The Notes will be redeemable at the option of the Company unless previously converted, redeemed or repurchased, on written notice as described below, in whole or in part, at any time and from time to time, if for five or more days in any 20-Trading Day period (whether or not consecutive) the Market Price per share of Common Stock is greater than the Conversion Price applicable to such Notes, at a redemption price equal to 105% of the principal amount of the Notes to be redeemed plus all accrued and unpaid interest thereon to the date of redemption, provided that such notice of redemption shall be delivered no later than 10 days after the expiration of such 20-day Trading Period. In addition, the Notes will be redeemable at the option of the Company unless previously converted, redeemed or repurchased, on written notice as described below, in whole or in part, at any time and from time to time, from the proceeds of one or more Public Equity Offerings, at a redemption price equal to 105% of the principal amount of the Notes being redeemed plus all accrued and unpaid interest thereon to the date of redemption. Upon delivery of any notice of redemption by the Company, a Holder may elect, in the manner specified below, to convert the Notes to be redeemed at the Conversion Ratio.

                  If less than all of the Notes are to be redeemed, the Notes will be chosen for redemption by the Company on a pro rata basis or by lot or by a method that complies with applicable legal requirements.

                  In order to exercise the right of redemption attaching to the Notes, the Company must deliver to each Holder a written notification of the Company's intent to redeem (the "Notice of Redemption") all or a specified portion of the Notes held by such Holder, at least 60 days prior to the redemption date (the "Redemption Date") specified in the Notice of Redemption. Such Notice of Redemption shall specify (i) the Redemption Date on which the Holder must deliver the Notes to be redeemed at the specified office of the Company, (ii) the principal amount of Notes of such Holder to be redeemed and
(iii) the redemption price to be paid by the Company in respect of such Notes.

                  For a period of 30 days after delivery by the Company of a Notice of Redemption, the Holder shall retain its right of conversion (at the Conversion Ratio) attaching to the Notes specified in the Notice of Redemption to be redeemed. In order to exercise such right of conversion, the Holder must
(i) deliver a Notice of Conversion with respect to all or a portion of the Notes to be redeemed at least 30 days prior to the Redemption Date specifying a Conversion Date no later than the Redemption Date and (ii) deliver the Note at the specified office of the Company, accompanied by a duly signed and completed Notice of Conversion on such Conversion Date.

                  If less than all the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Company on a pro rata basis or by lot or by such method as the Company shall deem fair and appropriate, provided that no Notes of $1,000 or less will be redeemed in part. Each Notice of Redemption will be mailed by first class mall at least 30 but not more than 60 days before the specified Redemption Date to each Holder of Notes. If any Note is to be redeemed in part only, the Notice of Redemption that relates to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.

Adjustment to Conversion Ratio upon Certain Events

                  The Conversion Ratio is subject to adjustment (under formula set forth in the Notes) in the event the Company should at any time, or from time to time after the date of issuance of the Notes, fix a record date for the effectuation of a split or subdivision of the outstanding shares of the Common Stock or the determination of holders of the Common Stock entitled to receive a dividend or other distribution payable in additional shares of the Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly additional shares of the Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of the Common Stock (or the Common Stock Equivalents issuable upon conversion or exercise thereof) then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Ratio shall be appropriately decreased so that the number of shares of the Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

                  If the number of shares of the Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of the Common Stock, then, following the record date of such combination, the Conversion Ratio shall be appropriately increased so that the number of shares of the Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

                  In the case of (i) any reclassification or change of the Common Stock or (ii) a consolidation, merger or combination involving the Company or a sale or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, in each case as a result of which holders of Common Stock shall be entitled to receive stock, other securities, other property or assets (including cash) with respect to or in exchange for such Common Stock, the holders of the Notes then outstanding will be entitled thereafter to convert such Notes into the kind and amount of shares of stock, other securities or other property or assets of such reorganized, consolidated or merged Company which they would have owned or been entitled to receive upon such reclassification, change, consolidation, merger, combination, sale or conveyance had such Notes been converted into Common Stock immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance (assuming, in a case in which the Company's stockholders may exercise rights of election, that a holder of Notes would not have exercised any rights of election as to the stock, other securities or other property or assets receivable in connection therewith and would have received per share the kind and amount received per share by a plurality of non-electing shares).

                    In the event of a taxable distribution to holders of Common Stock (or other transaction) that results in any adjustment of the Conversion Ratio, the holders of Notes may, in certain circumstances, be deemed to have received a distribution subject to United States income tax as a dividend; in certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of Common Stock. See "Certain Federal Income Tax Considerations."

                  No adjustment in the Conversion Ratio will be required unless such adjustment would require a change of at least 1% of the Conversion Ratio then in effect; provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated above, the Conversion Ratio will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing.

Covenants

                  The Notes will provide, among other things, that the Company will not, except with the prior written consent of holders of Notes holding a majority of the aggregate principal amount thereof:

                  (1) Conduct any transaction with any affiliate, or with any shareholder of the Company or any affiliate of such shareholder, other than on an arms-length basis and except as otherwise specifically permitted pursuant to the Note; or

                  (2) Cancel any claim or debt in excess of $500,000, except for adequate consideration, as determined in the sole discretion of the Board of Directors of the Company, or in the ordinary course of its business.

Merger and Sale of Assets, Etc.

                  The Company may not consolidate with or merge with or into any other person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any persons or group of affiliated persons unless at the time and after giving effect thereto (i) either
(a) the Company shall be the continuing corporation, or (b) the person or entity (if other than the Company) formed by such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or disposition shall have been made (the "Surviving Entity") is a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume all obligations of the Company under the Notes and the Notes shall remain in full force and effect; (ii) immediately prior to such transaction and immediately after giving effect to such transaction on a pro forma basis, no Default or

Event of Default shall have occurred and be continuing; and (iii) giving effect to such transaction on a pro forma basis, the consolidated net worth of the Company (or the Surviving Entity) is at least equal to the consolidated net worth of the Company immediately before such transaction.

                  Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Notes with the same effect as if such successor corporation had been named as the Company therein.

                  In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company is not the continuing corporation, the Company would be discharged from all obligations and covenants under the Notes.

Events of Default and Remedies

                  An Event of Default is defined in the Notes as one of the following events occurring: (1) the Company defaults in the payment of interest on any Note when the same becomes due and payable and the default continues for a period of 10 days; (2) the Company defaults in the payment of the principal or premium, if any, of any Note when the same becomes due and payable at maturity, upon redemption or otherwise; (3) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Notes, and the default continues for the period and after the notice specified below; or any representation or warranty made in any document executed and delivered in connection with the Notes was false in any material respect on the date as of which made or deemed made and the default continues for the period and after the notice specified below; (4) a default occurs under any mortgage, indenture, instrument or agreement under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company, whether such indebtedness now exists or shall be created hereafter, if the holder or holders of at least $1,000,000 in principal amount of such indebtedness cause such $1,000,000 (or more) in principal amount of indebtedness to become due and payable prior to its stated maturity; (5) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments that are not covered by insurance under which the Company is a beneficiary exceeds $1,000,000; (6) the Company pursuant to or within the meaning of any bankruptcy law: (a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case;
(c) consents to the appointment of a custodian of it or for all or substantially all of its property; (d) makes a general assignment for the benefit of its creditors; or (e) admits in writing its inability generally to pay its debts as the same become due; (7) a court of competent jurisdiction enters an order or decree under any bankruptcy law that: (a) is for relief against the Company in an involuntary case; (b) appoints a custodian of the Company or for all or substantially all of the property of the Company; or (c) orders the liquidation of any of the Company and the order or decree remains unstayed and in effect for 60 days; or (8) a court of competent jurisdiction enters a final judgment holding any of the documents delivered in connection with the Notes to be invalid or unenforceable and such judgment remains unstayed and is in effect for a period of 60 consecutive days; or if the Company shall assert, in any pleading filed in such a court, that any of the documents delivered in connection with the Notes are invalid or unenforceable.

                  If an Event of Default (other than an Event of Default specified in clause (6) or (7) above with respect to the Company) occurs and is continuing, then and in every such case, the respective holders of at least a majority in principal amount of the then outstanding Notes, by notice to the Company, may declare the unpaid principal of, premium, if any, and any accrued interest on all the Notes to be due and payable. Upon such declaration, the principal, premium, if any, and interest shall be due and payable immediately. If an Event of Default specified in clause (6) or (7) above occurs with respect to the Company, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Holder.

                  The Holders of a majority in aggregate principal amount of the Notes then outstanding may, on behalf of the Holders of all the Notes, waive any past Default or Event of Default and its consequences, except Default in the payment of principal, of premium, if any, or interest on the Notes (other than the nonpayment of principal, of premium, if any, and interest on the Notes that has become due solely by virtue of an acceleration that has been duly rescinded as provided above) or in respect of a covenant or provision of the Notes that cannot be modified or amended without the consent of all Holders.

Amendment, Supplement and Waiver

                  No provision of the Notes may be amended or waived unless the Company shall have obtained the written agreement of Holders of a majority of the aggregate principal amount of the Notes then outstanding.

Restrictions on Transferability

                  Neither the Notes nor the shares of Common Stock issuable upon their conversion have been, or (except as otherwise provided in the Holders' Agreement) will be registered under the Securities Act or the securities laws of any state. Neither the Notes nor the shares of Common Stock issuable upon their conversion may be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act and other applicable securities laws. Accordingly, each Investor must be prepared to bear the economic risk of his or her investment for an indefinite period of time.

                  Investors may be permitted to transfer Notes and the shares of Common Stock issuable upon conversion of the Notes in compliance with the resale provisions of Rule 144 under the Securities Act. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned restricted shares for at least one year is entitled to sell, within any three-month period commencing 90 days after the date of this Memorandum, a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or (ii) the average weekly trading volume in the Stock during the four calendar weeks preceding such sale, subject to the filing of a Form 144 with respect to such sale and certain other limitations and restrictions. In addition, a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell such shares under Rule 144(k) without regard to the requirements described above. The amount of time which such Investor has held a Note may be used to satisfy any "holding period" requirements of Rule 144 upon a transfer of the shares of Common Stock underlying such Note.

Governing Law

                  The Notes will be governed by, and construed in accordance with the laws of the State of New York without giving effect to applicable principles of conflicts of law.

Transfer and Exchange

                  A Holder may transfer or exchange Notes in accordance with the terms of the Notes and the Holders' Agreement. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, including appropriate evidence that such transfer is permitted under applicable securities laws, and the Company may require a Holder to pay any taxes and fees required by law. The Company is not required to transfer or exchange any Note selected for redemption or repurchase or for which a Notice of Conversion has been tendered.

                  The registered Holder of a Note will be treated as the owner of it for all purposes.


                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

                  The following is a summary of certain of the principal United States federal income tax consequences of the purchase, ownership and disposition of the Notes to a holder that is (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to United States federal income taxation regardless of source, or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States fiduciaries have the authority to control all of its substantial decisions (a "U.S. Holder"). This summary does not address the United States federal income tax consequences to persons other than U.S. Holders who purchase Notes upon their initial issuance.

                  This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated or proposed thereunder and administrative rulings and judicial decisions, in each case now in effect, all of which are subject to change, possibly on a retroactive basis. This summary does not address the tax consequences applicable to investors that may be subject to special tax rules such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that will hold the Notes as a position in a "straddle," as part of a "synthetic security" or "hedge," "conversion transaction" or other integrated investment or as other than a capital asset as defined in section 1221 of the Code. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Notes. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Notes.

                  PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

Stated Interest

                  The stated interest on a Note will be taxable to a U.S. Holder as ordinary interest income either at the time it accrues or is received depending upon such U.S. Holder's method of accounting for federal income tax purposes.

Tax Basis

                    A U.S. Holder's initial tax basis in a Note will be equal to the purchase price paid by such U.S. Holder for such Note.

Sale or Redemption

                  Unless a nonrecognition provision applies, the sale, exchange, redemption (including pursuant to an offer by the Company) or other disposition of a Note will be a taxable event to a U.S. Holder of a Note for federal income tax purposes. In such event, a U.S. Holder will recognize gain or loss equal to the difference between (i) the amount of cash plus the fair market value of any property received upon such sale, exchange, redemption or other taxable disposition (other than in respect of accrued and unpaid interest thereon) and
(ii) the U.S. holder's adjusted tax basis therein (other than any tax basis attributable to accrued and unpaid interest). Subject to the discussion below under the caption "Market Discount," such gain or loss should be capital gain or loss and will be short-term or long-term capital gain or loss depending on whether the Note had been held by the U.S. Holder for more than one year at the time of such sale, exchange, redemption or other disposition.

Conversion of Note into Common Stock

                  No gain or loss will be recognized for federal income tax purposes on conversion of Notes solely into shares of Common Stock, except with respect to any cash received in lieu of a fractional share or, in the case of both cash and accrual basis taxpayers, any accrued interest not previously included in income. To the extent the conversion is not treated as resulting in the payment of interest, the tax basis for the shares of Common Stock received upon conversion will be equal to the tax basis of the Notes converted into Common Stock, and the holding period of such shares of Common Stock will include the holding period of the Notes so converted. Any accrued market discount not previously included in income as of the date of the conversion of the Notes and not recognized upon the conversion (e.g., as a result of the receipt of cash in lieu of a fractional interest in a Note) should carry over to the Common Stock received on conversion and be treated as ordinary income upon the subsequent disposition of such Common Stock.

Adjustment of Conversion Price

                  Section 305 of the Code treats as a distribution taxable as a dividend (to the extent of the issuing corporation's current or accumulated earnings and profits) certain actual or constructive distributions of stock with respect to stock or convertible securities. Under Treasury regulations, an adjustment in the conversion price, or the failure to make such an adjustment, may, under certain circumstances be treated as a constructive dividend to the holder of a Note. Generally, a U.S. Holder's tax basis in a Note will be increased by the amount of any such constructive dividend.

Market Discount

                  Gain recognized on the disposition (including a redemption) by a subsequent purchaser of a Note that has accrued market discount will be treated as ordinary income, and not capital gain, to the extent of the accrued market discount, provided that the amount of market discount exceeds a statutorily defined de minimis amount. "Market discount" is defined as the excess, if any, of (i) the stated redemption price at maturity over (ii) the tax basis of the debt obligation in the hands of the holder immediately after its acquisition.

                  Under the de minimis exception, there is no market discount if the excess of the stated redemption price at maturity of the obligation over the holder's tax basis in the obligation is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years after the acquisition date to the Note's date of maturity. Unless a holder elects otherwise, the accrued market discount would be the amount calculated by multiplying the market discount by a fraction, the numerator of which is the number of days the obligation has been held by a holder and the denominator of which is the number of days after the holder's acquisition of the obligation up to and including its maturity date.

                  If a U.S. Holder of a Note acquired at market discount disposes of such Note in any transaction other than a sale, exchange or involuntary conversion, even though otherwise non-taxable (e.g., a gift), such U.S. Holder will be deemed to have realized an amount equal to the fair market value of the Note and would be required to recognize as ordinary income any accrued market discount to the extent of the deemed gain. A U.S. Holder of a Note acquired at a market discount also may be required to defer the deduction of all or a portion of the interest on any indebtedness incurred or maintained to carry the Note until it is disposed of in a taxable transaction.

                  A U.S. Holder of a Note acquired at market discount may elect to include the market discount in income as it accrues. This election would apply to all market discount obligations acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies. The election may be revoked only with the consent of the U.S. Internal Revenue Service (the "Service"). If a U.S. Holder of a Note so elects to include market discount in income currently, the above-discussed rules with respect to ordinary income recognition resulting from sales and certain other disposition transactions and to deferral of interest deductions would not apply.

Bond Premium

                  If a U.S. Holder purchases a Note at a cost that is in excess of the amount payable on maturity (which will be determined by reference to an earlier call date if the call price would reduce the amount of the premium) (such excess being the "bond premium"), a U.S. Holder may elect under Section 171 of the Code to amortize such bond premium on a constant yield basis over the period from the acquisition date to the maturity date of such Note (or, in certain circumstances, until an earlier call date) and offset the qualified stated interest allocable to an accrual period and included in income in respect of the Note by the amount of amortizable bond premium allocable to such accrual period. A U.S. Holder who elects to amortize bond premium must reduce its adjusted basis in the Note by the amount of such allowable amortization. An election to amortize bond premium would apply to all amortizable bond premium on all taxable bonds held at or acquired after the beginning of the U.S. Holder's taxable year as to which the election is made, and may be revoked only with the consent of the Service. No amortization is allowed for any premium attributable to the conversion feature of a Note.

                  If an election to amortize bond premium is not made, a U.S. Holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will generally receive a tax benefit from the bond premium only upon computing its gain or loss upon the sale or other disposition or payment of the principal amount of the Note.

Back-Up Withholding

                  A U.S. Holder of Notes or Common Stock may be subject to "back-up withholding" at a rate of 31% with respect to certain "reportable payments," including interest payments, dividend payments and, under certain circumstances, principal payments on the Notes or proceeds from the disposition of Common Stock. These back-up withholding rules apply if the U.S. Holder, among other things, (i) fails to furnish a social security number or other taxpayer identification number ("TIN") certified under penalties of perjury within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN,
(iii) fails to report properly interest or dividends, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such holder is not subject to back-up withholding. A U.S. Holder who does not provide the Company with its correct TIN also may be subject to penalties imposed by the Service. Any amount withheld from a payment to a U.S. Holder under the back-up withholding rules is creditable against the U.S. Holder's federal income tax liability, provided the required information is furnished to the Service. Back-up withholding will not apply, however, with respect to payments made to certain holders, including corporations and tax-exempt organizations, provided their exemption from back-up withholding is properly established.

                  The Company will report to the U.S. Holders of Notes and Common Stock and to the Service the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to such payments.

                  THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISER AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES AND THE COMMON STOCK OF THE COMPANY, INCLUDING THE APPLICABILITY AND EFFECT OF ANY

STATE,  LOCAL OR FOREIGN TAX LAWS,  AND OF ANY  PROPOSED  CHANGES IN  APPLICABLE
LAWS.

                   DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

General

                  The Company's total authorized capital stock consists of 37,000,000 shares of Common Stock, $.01 par value, of which 19,918,449 shares were issued and outstanding at September 30, 1998, and 2,000,000 shares of preferred stock, par value $10 per share, of which none have been issued. The Company has authorized the issuance of 1,400,000 shares of Common Stock upon the conversion of the Notes.

Common Stock

                  Subject to the prior rights of the holders of preferred stock, holders of Common Stock are entitled to share ratably in dividends, if, as and when declared by the Company's Board of Directors out of funds legally available therefor. In the event of liquidation or distribution of the assets of the Company, holders of Common Stock are entitled to share ratably in such assets remaining after payment of liabilities and payment of preferences to the holders, if any, of preferred stock. See "Dividend Policy." Holders of Common Stock are entitled to cast one vote for each share of Common Stock held of record on all matters presented to stockholders. Holders of shares of Common Stock are entitled to cumulative voting. Common stockholders have no conversion, preemptive or other subscription rights, and there are no redemptive or sinking fund provisions with respect to such stock. The outstanding shares of Common Stock of the Company are, and upon issuance the share offered through this prospectus will be, validly issued, fully paid and nonassessable.

Preferred Stock

                  The Amended and Restated Certificate of Incorporation expressly authorizes the Board of Directors of the Company (the "Board") to issue up to two million (2,000,000) shares of Preferred Stock from time to time in one or more series and for such consideration as the Board may determine and, subject to certain restrictions, with such designations, preferences and rights, and such qualifications, limitations or restrictions, as the Board may determine with respect thereto by duly adopted resolution or resolutions. The issuance of Preferred Stock may delay, defer or prevent a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of holders of Common Stock. To date, no shares of Preferred Stock have been issued.

Holders' Agreement

                  Each Investor will be required to enter into the Holders' Agreement. As described below, the Holders' Agreement will (i) give the Company a right of first refusal with respect to any sales of the Notes and (ii) provide certain "piggyback" registration rights with respect to the shares of Common Stock issuable upon conversion of the Notes.

         Right of First Refusal

                  No Investor  may  transfer any Note (other than to a Permitted

Transferee) except as described below. "Permitted Transferee" means, with respect to a person, (a) the spouse or child of such person, (b) such person's heirs, executors or legal representatives, (c) trustees of an inter vivos trust or testamentary trust for the benefit of such person or persons identified in clause (a) of this definition, or (d) another person controlled by such person or by any person identified in clauses (a) through (c) of this definition.

                  If any Investor (the "Offering Holder") desires to transfer all or any part of its Notes to a third party, such Investor shall give a sale notice ("Sale Notice") to the Company at least 20 days prior to such proposed transfer. Such Sale Notice shall include (i) the name of the proposed transferee, (ii) the aggregate principal amount of Notes desired to be transferred (the "Offered Notes"), (iii) the sale price for such Notes and all other material terms and conditions of the offer and (iv) the Investor's irrevocable offer to sell such shares to the Company. The Company shall have the right to purchase all or a portion of the Offered Notes on the terms set forth in the Sale Notice. The Company shall give written notice to the Offering Holder of whether it desires to purchase the Offered Notes on the terms set forth in the Sale Notice within 20 days after delivery of the Sale Notice to the Company.

                  If Offered Notes are elected to be purchased in accordance with the above provisions of this Section 4, the Company shall pay the purchase price, against delivery of the certificate or certificates representing the Offered Notes being purchased, properly endorsed for transfer, in the manner and within 20 days after the date of the Sale Notice.

                  If the Company declines to purchase the Offered Notes, then and only then may the Offering Holder transfer the Offered Notes to a third party (which shall be the proposed transferee named in the Sale Notice), subject to compliance with all applicable state and federal securities laws, at any time within 60 days from the date the Sale Notice was given, but only to such third party at a price and on other terms no more favorable to such third party than the price and the other terms specified in the Sale Notice.

         Registration Rights

                  If at any time the Company proposes to file a registration statement under the Securities Act ("Registration Statement") with respect to the Common Stock (other than Registration Statements filed in connection with mergers, acquisitions, stock option or other employee benefit plans, exchange offers or offerings of securities solely to the Company's existing shareholders), the Company shall give written notice at each such time to each Investor of its intention at least 20 Business Days before the anticipated filing date specifying the date of the anticipated filing. Upon the written request of any such Investor together with a notice of conversion, with respect to Notes held by such Investor, as applicable, given not less than 10 days before the anticipated filing date (stating the amount of shares of Common Stock (including shares to be issued upon conversion of Notes) to be disposed of by such Investor), the Company shall include the shares of Common Stock intended to be disposed of in a Registration Statement under the Securities Act so as to permit the disposition by such Investors of the shares of Common Stock so registered; provided that the managing underwriter or underwriters (if any) in connection with the offering contemplated by such Registration Statement shall have advised the Company that the inclusion of the shares of Common Stock proposed to be disposed of by such Investors pursuant to such Registration Statement will not adversely affect the offering price per share or otherwise adversely affect the success of such offering.

                  Notwithstanding anything to the contrary, if the Registration Statement for which the Company gives notice is for an underwritten offering and the managing underwriters determine in good faith that the total amount of shares of Common Stock proposed to be included in such offering is such as to adversely affect the offering price per share or otherwise adversely affect the success of such offering, then (without reducing the amount of shares of Common Stock to be included in such Registration Statement for the account of the Company or any holder of Common Stock exercising "demand" registration rights) the amount of shares of Common Stock to be included in such Registration Statement for the account of the Investors shall be (i) reduced (pro rata among the Investors (to the extent they each shall have requested, in accordance with the foregoing, inclusion in such offering) on the basis of the relative number of shares of Common Stock so requested by them to be included) to the extent necessary to reduce the total amount of Common Stock of the Company to be included in such offering to the amount recommended by such managing underwriter or (ii) excluded in their entirety if so recommended by such managing underwriter.

                  All customary, reasonable and necessary expenses in connection with the preparation of any registration statement and related prospectus with respect to which the Investors have been granted registration rights pursuant to the Holders Agreement, including, without limitation, (i) any accounting fees incurred by the Company (including, without limitation, the expenses of any audit and/or "comfort" letter) and filing fees (including, without limitation, expenses associated with filings required to be made with the Securities and Exchange Commission), (ii) "blue sky" fees and expenses, (iii) printing, engraving and duplicating expenses of the Company, (iv) transfer agent and listing fees and (v) the reasonable fees and expenses of not more than one firm of counsel representing all Investors shall be borne by the Company. Notwithstanding the foregoing, in no event shall the Company bear any underwriting discounts, commissions or fees attributable to the sale of shares of Common Stock held by the Investors.

                              TERMS OF THE OFFERING

General

                  The Company is hereby offering for sale up to $5,000,000 principal amount of the Company 9% Convertible Subordinated Notes due 2003. The Company will sell the Notes on its own behalf. The Offering will terminate on March 31, 1999, unless extended by the Company. The Company reserves the right to reject any subscription for any reason or for no reason. Subscriptions will be accepted by the Company only from investors determined by the Company, in its sole discretion, to be suitable investors (see "Investor Suitability Requirements").

                  There is no minimum subscription required in connection with the Offering.

Subscription Procedures and Payments

                  Persons who desire to subscribe for Notes should send to the Company at 645 Madison Avenue, New York, New York 10022, Attention: Robert F. Tannenhauser, the following documents:

            (a)      two executed copies of the Subscription Agreement;

            (b)      one executed copy of the Holders' Agreement; and

            (c)  a  check  in  the  principal   amount  of  Notes
     subscribed for, payable to the order of the Company.

The Company will deliver the Notes within three business days of the deliveries described above, provided that the Company, in its sole discretion, has accepted the subscription for the Notes, and the date of such delivery will be the "Issue Date" with respect to such Notes.

Depositing of Funds

                  All payments made relating to subscriptions shall be deposited as soon as practicable and held by the Company until the earlier to occur of (i) the acceptance of such subscriptions by the Company or (ii) the termination of the Offering.

                  Funds deposited may be withdrawn until the acceptance of such subscriptions by the Company. Following a termination of the Offering, or the rejection of a subscription by the Company in its sole discretion, all such funds will be returned to the investors without interest. The Company will evaluate, and at its sole election, accept, subscriptions for Notes as they are received in accordance with this Memorandum. Upon the acceptance of a subscription by the Company, all of the funds pertaining to that subscription will be paid to the Company.

Restrictions on Transfer

                  There is no public market for the Notes and none is expected to develop in the foreseeable future. Neither the Notes nor the Common Stock

(except pursuant to the Holder's Agreement) will be registered under the Securities Act or applicable state securities laws. Consequently, the Notes and the Common Stock may not be resold unless they are registered under the Securities Act and applicable state securities laws, or unless exemptions from such registration requirements are available. In addition, Investors should note that all transfers will be subject to the approval of the Board of Directors of the Company pursuant to the Stockholders' Agreement, which approval may be withheld in the sole discretion of the Board of Directors. See "Risk Factors - No Public Market the Notes; Illiquidity of Investment."


                        INVESTOR SUITABILITY REQUIREMENTS

General

                  Investment in the Notes involves significant risk and is suitable only for persons of adequate financial means who have no need for liquidity with respect to this investment and who can bear the economic risk of a complete loss of their investment. The Offering made hereby relies on exemptions from the registration requirements of the Securities Act and applicable state securities laws and regulations.

                  The suitability standards discussed below represent minimum suitability standards for prospective investors. The satisfaction of such standards by a prospective investor does not necessarily mean that the Notes are a suitable investment for such prospective investor. Prospective investors are encouraged to consult their personal financial advisors to determine whether an investment in the Notes is appropriate. The Company may reject subscriptions, in whole or in part, in its sole discretion.

                  The Company will require each investor to represent in writing that, among other things, by reason of the investor's business or financial experience or that of the investor's professional advisor, the investor is capable of evaluating the merits and risks of an investment in the Notes and of protecting its own interests in connection with the transaction; the investor is acquiring the Notes for its own account, for investment only and not with a view toward the resale or distribution thereof, the investor is aware that the Notes have not been registered under the Securities Act or any state securities laws and that transfer thereof is restricted by the Securities Act, applicable state securities laws and the stock purchase agreement to be entered into in connection with the purchase of the Notes; the investor is aware of the stock purchase agreement; the investor is aware of the absence of a market for the Notes; and such investor meets the suitability requirements set forth below.

Suitability

                  Subscriptions will be accepted only from investors that qualify as "accredited investors", as defined in Rule 501(a) of Regulation D under the Securities Act. Each accredited investor must demonstrate the basis for such qualification. To be an accredited investor, an investor must fall within any of the following categories at the time of the sale of Notes to that investor:

                  (1)      a  bank  as  defined   in  Section   3(a)(2)  of  the

                           Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in
                           Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or
                           (d) of the Small Business Investment Act of 1953; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5 million; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of that Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

                  (2) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

                  (3) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring shares of Common Stock, with total assets in excess of $5,000,000;

                  (4)      a director or executive officer of the Company;

                  (5) a natural person whose net worth, individually or together with that person's spouse, currently exceeds $1,000,000;

                  (6) a natural person who had an individual income (not including such person's spouse's income) in excess of $200,000 in 1997 and 1998, or joint income with such person's spouse in excess of $300,000 in each of those years, and who reasonably expects to reach the same income level in 1999;

                  (7) a trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring shares of Common Stock, whose purchase is directed by a person having such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks entailed in the purchase of shares of Common Stock; or

                  (8) an entity in which all of the equity owners are Accredited Investors.

                  Each investor may be required to make certain representations in a Subscription Agreement (Exhibit B hereto) in order to assist the Company in determining whether or not the investor is an Accredited Investor. In addition, the Company may require investors to supply additional information with respect to the suitability of the investment for such investor. No Subscription Agreement will be accepted by the Company unless the Company believes that the investor is an Accredited Investor. The Company reserves the right to reject any subscription in whole or in part, in each case in the sole discretion of the Company.